Exhibit(j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 49 to the Registration Statement on Form N-1A of Fidelity Hereford Street Trust: Fidelity Treasury Only Money Market Fund of our report dated June 12, 2017; Fidelity Money Market Fund and Fidelity Government Money Market Fund of our reports dated June 13, 2017; and Fidelity Flex Government Money Market Fund of our report dated June 15, 2017, relating to the financial statements and financial highlights included in the April 30, 2017 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP Boston, Massachusetts June 22, 2017